EXHIBIT 99.6

Schedule of Transactions

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Price Per Share
Lightship	9/12/2022	Purchase	10,672	$36.6117 (1)
Lightship	9/12/2022	Purchase	16,351	$37.8460 (2)
Lightship	9/13/2022	Purchase	16,586	$37.9700 (3)
Lightship	9/13/2022	Purchase	146,487	$39.3661 (4)
Lightship	9/13/2022	Purchase	117,040	$40.2766 (5)
Lightship	9/13/2022	Purchase	13,887	$41.2284 (6)
Lightship	9/14/2022	Purchase	9,357	$41.1798 (7)
Lightship	9/14/2022	Purchase	45,040	$42.6789 (8)

(1)
This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $36.26 to $37.185 inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnote 1 through 8 herein.

(2)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $37.30 to $38.00, inclusive.

(3)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $37.73 to $38.00, inclusive.

(4)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $39.00 to $39.99, inclusive.

(5)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $40.00 to $40.99, inclusive.

(6)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $41.07 to $41.25, inclusive.

(7)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $40.80 to $41.50, inclusive.

(8)	This price is a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $41.92 to $42.75, inclusive.